Exhibit 99.1

Overland Storage Reports First Quarter Fiscal 2015 Results

SAN DIEGO, Calif., November 13, 2014 – Overland Storage®, Inc. (NASDAQ:OVRL), a trusted global provider of unified data management and data protection solutions across the data lifecycle, today reported financial results for its fiscal 2015 first quarter ended September 30, 2014.

Eric Kelly, President and CEO of Overland Storage, said, “As we announced this week, the Securities and Exchange Commission has declared the Registration Statement on Form F-4/A filed by Sphere 3D Corporation regarding the proposed merger between Overland and Sphere 3D to be effective. We are asking shareholders to approve the merger, and to date, shareholders holding approximately 65% of our outstanding stock have agreed to vote their shares in favor of the merger, which is expected to close during the first week of December. Through our long-term partnership with Sphere 3D, we have been laying the groundwork to build a solid foundation for the combined company. We are excited to offer our customers a highly optimized and a comprehensive set of app and desktop virtualization solutions coupled with scalable, enterprise-class storage offerings to address these growing markets in the software-defined IT era.”

Mr. Kelly further noted, “We are pleased to report that we exceeded internal revenue projections in the past quarter, and we have completed the third phase of our integration plan with Tandberg Data. The significant operational changes at Overland will result in cost-savings of 10% to 15% (or $2 million to $3 million) greater than our previously-announced target of $20 million. The final phase of the integration plan, which includes recent organizational reductions and changes to our manufacturing and supply chain operations, is expected to positively impact gross margins going forward. The Tandberg integration plan will be completed prior to the closing of the merger agreement with Sphere 3D and is expected to allow for a profitable run-rate exiting calendar year 2014, excluding one-time charges and stock compensation expense.”

Recent Corporate Highlights:

•	Completed the third phase of the Company’s integration plan with Tandberg Data.

•	The Registration Statement on Form F-4/A filed by Sphere 3D Corporation (NASDAQ:ANY and TSX-V:ANY) has been declared effective by the Securities and Exchange Commission (SEC). Shareholders will be asked to approve the merger at a meeting of shareholders on November 28, 2014. Certain Overland Storage shareholders holding approximately 65% of the outstanding Overland shares have agreed, pursuant to voting agreements, to vote their shares in favor of the merger, and as a result Overland expects the merger to be approved at the shareholder meeting, and completed during the first week in December.

•	Secured $5.0 million of additional working capital in the form of debt financing from Cyrus Capital to support our transition plans.

•	Entered into a Memorandum of Understanding with the plaintiffs in the consolidated class action cases that would, subject to court approval and other standard conditions, provide for the settlement of all outstanding claims in regard to our proposed merger transaction with Sphere3D.

•	Litigation update: November 7, 2014, the United States Patent and Trademark Office issued a Final Written Decision finding claims 1-11 of U.S. Patent No. 6,328,766 to be unpatentable. Overland has the option to appeal the decision to the United States Court of Appeals for the Federal Circuit. Overland Storage has successfully settled its infringement litigation related to this patent with all other parties.

First Quarter Fiscal 2015 Financial Results:

The following financial highlights for the first fiscal quarter of 2015 reflect contribution from the Tandberg Data acquisition, which contribution is not reflected in the comparative results for the first fiscal quarter of 2014.

•	Net revenue for the first quarter of fiscal 2015 was $22.9 million, compared to $10.6 million for the first quarter of fiscal 2014 and $24.2 million in the fourth quarter of fiscal 2014. Product revenue for the first quarter of fiscal 2015 was $19.3 million, compared to $6.1 million for the first quarter of fiscal 2014 and $19.8 million in the fourth quarter of fiscal 2014.

•	Gross margin for the first quarter of fiscal 2015 was 27.8%, compared to 33.7% in the first quarter of fiscal 2014, and 26.9% in the fourth quarter of fiscal 2014.

•	Operating expenses for the first quarter of fiscal 2015 were $13.3 million, compared to $7.7 million in the first quarter of fiscal 2014 and $15.0 million for the fourth quarter of fiscal 2014. One-time costs for the first quarter of fiscal 2015 were approximately $1.9 million.

•	Stock compensation expense was $0.8 million in the first quarter of fiscal 2015, compared to $0.9 million in the first quarter of fiscal 2014 and $1.2 million in the fourth quarter of fiscal 2014. Depreciation and amortization was $0.9 million in the first quarter of fiscal 2015, compared to $0.3 million in the first quarter of fiscal 2014 and $1.0 million in the fourth quarter of fiscal 2014.

•	Net loss for the first quarter of fiscal 2015 was $7.3 million, or a loss of $0.42 per share, compared to a net loss of $4.6 million, or a loss of $0.75 per share, in the first quarter of fiscal 2014, and a net loss of $7.4 million, or a loss of $0.42 per share, in the fourth quarter of fiscal 2014.

•	Adjusted EBITDA for the first quarter of fiscal 2015 was a loss of $3.8 million, compared to adjusted EBITDA of a loss of $3.0 million in the first quarter of fiscal 2014, and a loss of $6.3 million in the fourth quarter of fiscal 2014.

•	Cash and short-term investments at September 30, 2014 were $6.9 million, compared to cash and short-term investments of $12.1 million at June 30, 2014. As of September 30, 2014, the company had $5.1 million outstanding under its credit facilities and $17.3 million outstanding under its notes from related parties.

Recent Product Highlights:

As we highlighted in our October 14, 2014 business update, we are continuing to innovate, strengthen and broaden our product portfolio with the following products:

•	V3™ hyper-converged appliances designed to address the rapidly growing virtualization and cloud markets.

•	SnapServer XSD 40™, powered by the new GuardianOS® 7.6 software, is the simplest and most versatile NAS and iSCSI SAN storage system available for today’s business needs—from virtualized server and Microsoft Exchange environments, to backup and storage consolidation.

•	VMware-certified SnapScale® clustered data storage featuring RAINcloud® OS 4.1, the next major software release with software-defined storage services for virtual infrastructures.

•	RDX® integration with SnapServer provides small-to-medium business customers with an affordable, integrated solution for backup and data exchange.

•	NEO® XL-Series automated tape libraries, combining flexibility, density, high-performance and best value for backup, archive and disaster recovery.

Investor Conference Call:

In light of the imminent anticipated closing of the Merger Agreement with Sphere 3D, Overland will not be hosting an investor conference call.

About Overland Storage

Overland Storage (NASDAQ:OVRL) is a trusted global provider of unified data management and data protection solutions across the data lifecycle. The Company delivers one of the most extensive and complementary product portfolios and service offerings in the industry. By providing an integrated range of technologies and services for primary, nearline, offline, and archival data storage, Overland Storage and Tandberg Data, a wholly-owned subsidiary of Overland, make it easy and cost-effective to manage different tiers of information over the data lifecycle, whether distributed data is across the hall or across the globe. Overland Storage and Tandberg Data solutions are available through a select network of value-added resellers and system integrators. For more information, visit www.overlandstorage.com or www.tandbergdata.com.

Overland Storage and the Overland logo are trademarks of Overland Storage, Inc., and Tandberg Data is a trademark of Tandberg Data Holdings, S.à r.l. that may be registered in some jurisdictions. All other trademarks are the property of their respective owners.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed combination of Overland Storage, Inc. and Sphere 3D Corporation. In connection with the proposed business combination, Sphere 3D has filed relevant materials with the SEC, including a registration statement on Form F-4/A that includes a proxy statement of Overland that also constitutes a prospectus of Sphere 3D. SHAREHOLDERS OF OVERLAND ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT AND PROSPECTUS INCLUDED THEREIN, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Overland has mailed the proxy statement to the shareholders of record for the special meeting of shareholders of Overland described in the proxy statement.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, unforeseen changes in the course of Overland’s business or Sphere 3D’s business; any failure to consummate the proposed merger between Overland and Sphere 3D; any increase in Sphere 3D’s or Overland’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities with respect to Overland or Sphere 3D; other risks detailed in the Form F-4/A filed by Sphere 3D with the SEC; and other risks detailed from time to time in Overland’s periodic reports filed with the SEC. Overland undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Pattie Adams

Director, Global Corporate Communications

+1 408/283-4779

padams@overlandstorage.com

MKR Group Inc.

Todd Kehrli or Jim Byers

+1 323/468-2300

ovrl@mkr-group.com

###

OVERLAND STORAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2014	2013
	(Unaudited)
Net revenue	$22,896	$10,606
Cost of revenue	16,534	7,037

Gross profit	6,362	3,569

Operating expenses:
Sales and marketing	5,586	3,745
Research and development	1,920	1,309
General and administrative	5,811	2,611

	13,317	7,665

Loss from operations	(6,955)	(4,096)
Investment income	1,801	—
Interest expense	(364)	(314)
Other income (expense), net	(381)	(161)

Loss before income taxes	(5,899)	(4,571)
Provision for income taxes	1,395	19

Net loss	$(7,294)	$(4,590)

Net loss per share:
Basic and diluted	$(0.42)	$(0.75)

Shares used in computing net loss per share:
Basic and diluted	17,567	6,145

OVERLAND STORAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,	Three Months Ended June 30,
	2014	2014
	(Unaudited)	(Unaudited)
Net revenue	$22,896	$24,210
Cost of revenue	16,534	17,702

Gross profit	6,362	6,508

Operating expenses:
Sales and marketing	5,586	6,142
Research and development	1,920	1,706
General and administrative	5,811	7,153

	13,317	15,001

Loss from operations	(6,955)	(8,493)
Investment income	1,801	—
Interest expense	(364)	(336)
Other income (expense), net	(381)	(95)

Loss before income taxes	(5,899)	(8,924)
Provision for (benefit from) income taxes	1,395	(1,539)

Net loss	$(7,294)	$(7,385)

Net loss per share:
Basic and diluted	$(0.42)	$(0.42)

Shares used in computing net loss per share:
Basic and diluted	17,567	17,521

OVERLAND STORAGE, INC.

SELECTED BALANCE SHEETS INFORMATION

(In thousands)

	September 30, 2014	June 30, 2014
	(Unaudited)	(Unaudited)
ASSETS
Cash	$3,452	$4,262
Short-term investment — related party	3,444	7,814
Accounts receivable, net	13,292	14,171
Inventories	15,821	15,525
Other current assets	3,417	2,419

Total current assets	39,426	44,191
Property and equipment, net	5,802	5,799
Goodwill	19,044	19,044
Intangible assets, net	23,142	23,784
Other non-current assets	1,331	1,121

Total assets	$88,745	$93,939

LIABILITIES & EQUITY
Current liabilities	$39,063	$32,427
Long-term debt — related party	17,278	14,528
Long-term debt	—	5,406
Other long-term liabilities	4,965	4,784
Shareholders’ equity	27,439	36,794

Total liabilities and equity	$88,745	$93,939

OVERLAND STORAGE, INC.

ADJUSTED EBITDA RECONCILIATION

(In thousands)

	Three Months Ended September 30,		Three Months June 30,
	2014	2013	2014
	(Unaudited)		(Unaudited)
Net loss	$(7,294)	$(4,590)	$(7,385)
Interest	364	314	336
Tax	1,395	19	(1,539)
Depreciation and amortization	896	328	1,048
Share-based compensation	794	910	1,234

Adjusted EBITDA	$(3,845)	$(3,019)	$(6,306)

Non-GAAP Financial Measure:

Overland uses a financial measure which is not calculated and presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Overland presents this non-GAAP financial measure because it believes it to be an important supplemental measure of performance that is commonly used by investors and other interested parties in the evaluation of companies in our industry.

Overland defines Adjusted EBITDA as net loss before interest expense, income taxes, depreciation and amortization, and share-based compensation. Non-GAAP financial measures should not be considered as an alternative to net loss, operating income (loss), cash flow from operating activities, as a measure of liquidity, or any other financial measure. They may not be indicative of the historical operating results of the company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.